UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-2

Box, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Box Outlines Significant Progress and Reiterates Commitment to Stockholder Value Creation;

Responds to Starboard’s Statement

REDWOOD CITY, Calif. – May 10, 2021 – Box, Inc. (NYSE: BOX) today issued the following statement in response to Starboard Value LP (“Starboard”):

The Box Board of Directors does not believe the changes to the Board proposed by Starboard are warranted or in the best interests of all stockholders. The Box Board has been consistently responsive to feedback from all of its stockholders, including suggestions from Starboard, and open-minded toward all value enhancing opportunities. Furthermore, Starboard’s statements do not accurately depict the progress Box has made. Specifically, Box has taken decisive action to:

•

Deliver profitable growth, with 11% revenue growth, non-GAAP operating margin of over 15% in fiscal 2021, a 1,400 basis point margin increase over the prior year, and a $127 million increase in free cash flow in fiscal 2021;

•

Implement a series of proactive corporate governance enhancements, including the addition of six independent directors since 2018, who have significant public company experience serving as directors and C-suite executives of multi-billion dollar publicly traded SaaS and enterprise software companies; and

•

Conduct a comprehensive review of a wide range of strategic options to enhance stockholder value, resulting in a $500 million investment to be led by KKR and the addition of John Park, KKR’s Head of Americas Technology Private Equity, to the Board, providing the perspective of a significant stockholder.

The Box Board has been unified and unwavering in its commitment to acting in the best interests of all stockholders.

Successfully Evolving the Business for Long-Term Success and Value Creation

Box is in the strongest financial position of its history, serving more than 100,000 customers around the world while continuing to build on its well-established leadership position. The company is on track to deliver the vision of the Content Cloud, reflecting significant innovation, a strengthened partner ecosystem, and an expanded product portfolio. Box also has a clearly defined plan to accelerate revenue growth while driving further margin improvement.

Box’s results clearly demonstrate that the strategy is working. In fiscal 2021, substantial progress was made across all facets of the business, including:

•	Revenue growth rate plus free cash flow margin of over 26%, exceeding stated target of 25%, and nearly double the results from fiscal 2020;

•	Revenue of $771 million, an 11% increase year-over-year;

•	RPO of $897 million, up 17% year-over-year;

•	Non-GAAP operating margin of over 15%, a 1,400 basis point margin increase over the prior year; and

•	A $127 million increase in free cash flow in fiscal 2021.

This strong performance has contributed to Box’s share price increasing 17% year-to-date.

Box has also made significant product enhancements in security and compliance, collaboration and workflow, in order to advance its vision of one platform for secure content management. The company’s commitment to rapid product innovation and disciplined M&A has been critical to extending and broadening its platform to accelerate customer adoption, expansion and lifetime value.

With a more efficient and productive go-to-market strategy, and customer momentum underway, Box is primed to capture a $55-billion market opportunity. The company has set long-term financial targets, and the Board and management remain confident in Box’s ability to grow revenue between 12% to 16% and achieve operating margins of between 23% to 27% by fiscal 2024.

Refreshed and Highly Qualified Board to Lead Box Forward

The Box Board is composed of independent, diverse and highly experienced directors, all of whom have served in C-suite positions at multi-billion dollar publicly traded software, technology, or financial services companies. Together, the Box Board has the expertise to guide the successful execution of Box’s growth strategy. The directors take their responsibility to provide close oversight of the company’s operations and hold leadership accountable seriously, as demonstrated by the recent comprehensive review of strategic options. Furthermore, Box’s directors whose terms are up for re-election at the Annual Meeting – Dana Evan, Peter Leav and Aaron Levie – have the superior skillsets required to support the company’s profitable growth plan, including a track record of multi-billion dollar value creation at SaaS-based companies, both as operators and as board members.

•

Dana Evan, former Chief Financial Officer of VeriSign and 2019 National Association of Corporate Directors’ ‘Director of the Year’, has a powerful track record of maximizing stockholder value in her director roles, including, among others, in her role as Lead Independent Director of Proofpoint, which recently announced an agreement to be acquired for $12.3 billion, and as a director at Omniture which was acquired by Adobe. Ms. Evan has significant experience investing in and serving on Boards of SaaS-based technology and internet companies, including Domo, Farfetch, and Survey Monkey.

•

Peter Leav, Chief Executive Officer of McAfee and former Chief Executive Officer of BMC, acquired for $8.5 billion, and Polycom, acquired for $2.0 billion, brings valuable experience in global go-to-market strategy and operations, having successfully scaled and led multiple multi-billion dollar SaaS and enterprise software businesses.

•

Aaron Levie, Box’s Co-Founder and CEO, a pioneer of the content management industry for the cloud era, continues to execute a clear vision for Box’s strategy, product, and purpose. Mr. Levie is the driving force behind essential customer and partner relationships across the Fortune 500 and is the direct sponsor of key partners including Microsoft, Google, IBM, Salesforce, Adobe, Zoom and Slack, among many others. Under his leadership, Box has reached over 100,000 customers globally, developed a disruptive and highly differentiated product, built a robust partnership ecosystem, and is successfully executing a clearly defined strategy to drive profitable growth.

The Board has been reconstituted since 2018. Six independent directors have been added, including three that were appointed in conjunction with the company’s March 2020 agreement with Starboard. Furthermore, Box has made substantial corporate governance changes including separating the Chair and CEO roles by naming Bethany Mayer, whose appointment to the Board was approved by Starboard, as the independent Chair of the Board and Chair of the Compensation Committee. Box also appointed Jack Lazar, another director whose appointment was approved by Starboard, as Chair of the Audit Committee. Additionally, upon completion of the recently announced KKR-led transaction, John Park will join the Board, allowing the company and stockholders to benefit from his proven track record of driving growth, and his substantial experience in advising and supporting software and other technology companies with a focus on the cloud.

Board’s Comprehensive Review of Value-Enhancing Strategic Options

Demonstrating the Board’s commitment to enhancing stockholder value, the Board formed a Strategy Committee of four independent directors, including the three directors who were appointed in 2020 in conjunction with the agreement with Starboard. This Committee, with the support of financial and legal advisors, undertook a multi-month comprehensive review of a wide range of strategic options to determine the best possible path forward for Box and its stockholders.

As a result of this review, in April 2021, the Board unanimously agreed that the KKR-led transaction and a share repurchase through a “Dutch auction” self-tender for up to $500 million of Box’s common stock is in the best interests of the company’s stockholders. Box’s Board concluded that this transaction and partnership with KKR, along with the repurchase of shares, will best position the company to deliver value to Box stockholders in both the near- and long-term. The transaction provides the ability for stockholders to elect to either monetize their investment or participate in any upside potential with KKR as a committed partner that believes in the growth strategy that the Box Board and management team are executing.

Responsive to Stockholder Feedback

The Board continues to be open to feedback from all of its stockholders, including Starboard, to drive long-term value. The Board and management have made significant progress in the past year, including incorporating suggestions from Starboard and other stockholders. For example, two of the new independent directors added to the Box Board in the last year were approved by Starboard, and one of these directors has been appointed as Chair of the Board, and the other has been appointed as Chair of the Audit Committee. Furthermore, many of the actions undertaken by the company in the past year have been overseen by one of two newly formed committees, the Operating Committee and the Strategy Committee, both of whose members include directors that were approved by Starboard and who unanimously support the actions the company has taken.

The Box Board has been unified and unwavering in its commitment to acting in the best interests of all stockholders and will continue to do so.

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor to Box. Wilson Sonsini Goodrich & Rosati, P.C. and Sidley Austin LLP are serving as legal advisors to Box.

About Box

Box (NYSE:BOX) is a leading cloud content management platform that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Forward-Looking Statements

Certain statements contained herein contain forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements about the contemplated KKR-led investment and whether and when such investment would be consummated and achievement of its potential benefits; any potential repurchase of shares of Box common stock, whether, when, in what amount and by what method (whether by tender offer or otherwise) any such repurchase would be consummated, and the per share price of any such repurchase; our future financial and operating results, including expectations regarding revenues, deferred revenue, billings, remaining performance obligations, gross margins and operating income; our market opportunity, business plan and ability to effectively manage our growth; our ability to maintain an adequate rate of revenue and billings growth and our expectations regarding such growth; our ability to achieve profitability and expand or maintain positive cash flow; our ability to achieve our long-term margin objectives; our ability to grow our unrecognized revenue and remaining performance obligations; our expectations regarding our revenue mix; costs associated with defending intellectual property infringement and other claims and the frequency of such claims; our ability to attract and retain end-customers; our ability to further penetrate our existing customer base; our expectations regarding our retention rate; our ability to displace existing products in established markets; our ability to expand our leadership position as a cloud content management platform; our ability to timely and effectively scale and adapt our existing technology; our investment strategy, including our plans to further invest in our business, including investment in research and development, sales and marketing, our data center infrastructure and our professional services organization, and our ability to effectively manage such investments; our ability to expand internationally; expectations about competition and its effect in our market and our ability to compete; the effects of seasonal trends on our operating results; use of non-GAAP financial measures; our belief regarding the sufficiency of our cash, cash equivalents and our credit facilities to meet our working capital and capital expenditure needs for at least the next 12 months; our expectations concerning relationships with third parties; our ability to attract and retain qualified employees and key personnel; our ability to realize the anticipated benefits of our partnerships with third parties; the effects of new laws, policies, taxes and regulations on our business; management’s plans, beliefs and objectives, including the importance of our brand and culture on our business; our ability to maintain, protect and enhance our brand and intellectual property; and future acquisitions of or investments in complementary companies, products, services or technologies and our ability to successfully integrate such companies or assets. These statements are based on estimates and information available to us at the time of this presentation and are no guarantees of future performance. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Certain Information Regarding the Tender Offer

The description contained herein is for informational purposes only and is not a recommendation, an offer to buy or the solicitation of an offer to sell any shares of Box’s common stock. A tender offer for the outstanding shares of Box’s common stock has not commenced. If a tender offer is commenced, if ever, Box will file or cause to be filed a Tender Offer Statement on Schedule TO with the SEC. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Box’s stockholders at no expense to them through Box’s Investor Relations website at www.boxinvestorrelations.com. In addition, those materials (and any other documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

Box intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from Box stockholders for Box’s 2021 annual meeting of stockholders. BOX STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ BOX’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by Box with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of Box’s Investor Relations website at www.boxinvestorrelations.com or by contacting Box’s Investor Relations department at ir@box.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

Box, its directors and certain of its executive officers are participants in the solicitation of proxies from Box stockholders in connection with matters to be considered at Box’s 2021 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of Box’s directors and executive officers, in Box is included in Box’s Proxy Statement on Schedule 14A for its 2020 annual meeting of stockholders, filed with the SEC on May 28, 2020, Box’s Annual Report on Form 10-K for the year ended January 31, 2021, filed with the SEC on March 19, 2021 and in Box’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of Box’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in Box will be set forth in the Proxy Statement for Box’s 2021 annual meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Investor Relations:

Elaine Gaudioso

650-209-3467

ir@box.com

or

Innisfree M&A Incorporated

Larry Miller / Jennifer Shotwell

212-750-5833

Media Contact:

Denis Roy / Rachel Levine

650-569-0122

press@box.com

or

Joele Frank, Wilkinson Brimmer Katcher

Leigh Parrish / Dan Moore

212-355-4449